Exhibit 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of TerraVia Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2016, as filed with the Securities and Exchange Commission (the “Report”), each of Apurva S. Mody, Chief Executive Officer and Tyler W. Painter, Chief Operating Officer and Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

•	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ APURVA S. MODY
Apurva S. Mody Chief Executive Officer
Date: November 4, 2016

/S/ TYLER W. PAINTER
Tyler W. Painter Chief Operating Officer and Chief Financial Officer
Date: November 4, 2016
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
This certification accompanies the Report to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date of the Report and irrespective of any general incorporation language contained in such filing.